SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 22, 2007

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road
Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of American Greetings Corporation (the “Company”) on June 22, 2007, shareholders approved the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan (the “Plan”). Subject to such shareholder approval, the Plan became effective as of February 13, 2007, the date it was approved by the Company’s Board of Directors. The Plan provides for various types of equity and other awards that may be made to the Company’s employees, non-employee directors and consultants. A total of 2,800,000 of the Company’s Class A common shares and 700,000 of the Company’s Class B common shares are reserved for issuance under the Plan. As described in the Definitive Proxy Statement for the Company’s 2007 Annual Meeting of Shareholders, the Company made the annual grant of options to purchase 100,000 Class B common shares (vesting over three years) to Zev Weiss, the Chief Executive Officer and a director of the Company, subject to shareholder approval of the Plan. The material terms of the Plan are summarized in the Company’s Definitive Proxy Statement for the 2007 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on May 17, 2007 (No. 001-13859).

The description of the Plan as contained herein is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	American Greetings Corporation 2007 Omnibus Incentive Compensation Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation

(Registrant)

By: /s/ Catherine M. Kilbane

Catherine M. Kilbane, Senior

Vice President, General Counsel and

Secretary

Date: June 22, 2007

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